EXHIBIT 23

               CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 33-30817, 33-36546, 33-52174, 33-87056 and 33-75558.

                                        /s/  ARTHUR ANDERSEN LLP



Rochester, New York
March 30, 1995